CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-176639 on Form N-2 of Hatteras Core Alternatives Institutional Fund, L.P. of our report dated May 30, 2012, relating to the financial statements and financial highlights of Hatteras Core Alternatives Institutional Fund, L.P., Hatteras Core Alternatives TEI Institutional Fund, L.P., Hatteras Core Alternatives TEI Fund, L.P., and Hatteras Core Alternatives Fund, L.P. (collectively the “Funds”), appearing in the Statement of Additional Information, which is part of the Registration Statement. We also consent to the incorporation by reference in the Post-Effective Amendment of such report appearing in the Annual Report on Form N-CSR of the Funds for the year ended March 31, 2012. We also consent to the use in the Post-Effective Amendment of our report dated May 30, 2012, relating to the financial statements and financial highlights of Hatteras Master Fund, L.P. appearing in the Statement of Additional Information, and to the incorporation by reference in the Post-Effective Amendments of such report appearing in the Annual Report on Form N-CSR of Hatteras Master Fund, L.P. for the year ended March 31, 2012. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus, and “Committees” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information, which is part of the Registration Statement.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

July 2, 2012